Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

REPLIGEN ANNOUNCES AGREEMENT TO ACQUIRE

FLUID MANAGEMENT INNOVATOR METENOVA

•	Proposed acquisition adds market leading magnetic mixing technology for upstream and downstream bioprocess applications

•	Expands Repligen’s Fluid Management portfolio, complements single-use bag offering

WALTHAM, Mass., September 26, 2023 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today announced that it has entered into a definitive agreement to acquire privately-held Metenova AB (Metenova) of Mölndal, Sweden. Metenova is projected to generate revenues of $24 million to $25 million for fiscal year 2023, led by the success of its magnetic mixing and drive train technologies that are widely used by global biopharmaceutical companies and contract development and manufacturing organizations (CDMOs). The company recently entered the single-use mixing market with the launch of its MixOne platform, leveraging the success of its existing stainless steel (repeat-use) product line.

Metenova is expected to contribute approximately $5 million in revenue to Repligen in the fourth quarter of 2023, and to contribute $25 million to $27 million in revenue in 2024, with 20%-25% revenue growth in 2025 forward. The acquisition is anticipated to be accretive to Repligen’s adjusted gross and operating margins in 2024, and to be accretive to adjusted earnings per share in 2025.

Over the past decade, Metenova has established market leadership through design innovation in magnetic mixing, with a state-of-the-art suite of both stainless steel and single-use impellers (mixer heads) and drive trains – key components of mixing vessels. The company offers a broad range of products, including high power solutions for efficient media and buffer preparation, and low shear solutions for gentle mixing of sensitive proteins. Metenova’s high performance aseptic mixing technologies are designed to minimize product damage and improve product yield and product consistency, contributing to improved ROI for customers. The company’s solutions are applicable to a wide range of small molecule and large molecule therapeutics and vaccines, including monoclonal antibodies, recombinant proteins, and cell and gene therapies.

Tony J. Hunt, President and Chief Executive Officer at Repligen said, “The addition of Metenova further strengthens our Fluid Management portfolio, with a product line that expands on the market success of our systems and fluid management assemblies and complements our recently acquired single-use bag business from FlexBiosys. We are excited to welcome the Metenova team to Repligen and we look forward to further developing and integrating their differentiated magnetic mixing technologies into our portfolio.”

Johan Westman, Chief Executive Officer at Metenova said, “We have made tremendous progress over the last ten years, building a market leading mixing portfolio. We are now at a stage in our development where we can benefit from more rapid expansion into the single-use market where many of our customers are scaling today. Repligen is the ideal partner for us to take this next step of growth and we look forward to working with our colleagues at Repligen to drive additional global demand for our single-use mixing products, while continuing to advance innovative single-use solutions for the industry.”

Approvals and Financing

The transaction is expected to be completed in the coming weeks, subject to the satisfaction of customary closing conditions. The transaction is a combination of cash and equity; to fund the cash component of the transaction, Repligen intends to use a portion of its cash on hand, which totaled approximately $604 million at June 30, 2023. Perella Weinberg Partners LP is acting as financial advisor, with Advokatfirman Vinge KB and Goodwin Procter LLP serving as legal counsel to Repligen. J.P. Morgan Securities PLC is acting as the financial advisor and Setterwalls Advokatbyrå is serving as the legal counsel to Metenova for the transaction.

About Metenova AB

Metenova is a leading innovator and manufacturer of magnetic mixers for pharmaceutical and biotechnology use. We provide aseptic cutting-edge mixing technology for critical applications. Sales are mainly performed by distributors in over 30 countries with approximately one-third of sales in North America, one-third of sales in Europe and one-third of sales in Asia/ROW. Metenova recently entered the single-use mixing market with the launch of its MixOne platform, leveraging the success of its existing repeat-use (stainless steel) product line. Metenova is headquartered in Mölndal in the Gothenburg area and has approximately 50 employees. Read more at www.metenova.com.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding the expected results of the proposed acquisition of Metenova AB (Metenova) on Repligen’s future financial performance, including the accretive nature and the timing of the accretive nature of the acquisition, expected synergies and revenue contribution following the closing of the Metenova acquisition, customer adoption of Metenova products and beliefs about the single-use market, the expected expansion of Repligen’s product lines, and other statements identified by words like “believe,” “expect,” “anticipate,” “may,” “will,” “should,” “targeted,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the risk that the proposed acquisition may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition; Repligen’s ability to integrate Metenova’s business and personnel and to achieve expected synergies and accretion; Repligen’s ability to maintain or expand Metenova’s historical sales; Repligen’s ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K subsequently filed Quarterly Reports on Form-10-Q and Current Reports on Form 8-K on file with the Securities and Exchange Commission, and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information or otherwise, that occur after the date hereof except as required by law. The industry and market data contained in this presentation are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

# # #

3